Cronos Group Provides Bi-Weekly MCTO Status Update and Announces Receipt of Nasdaq Listing Delinquency Letter
TORONTO, Nov. 19, 2021 (GLOBE NEWSWIRE) -- Cronos Group Inc. (NASDAQ: CRON) (TSX: CRON) (“Cronos Group” or the “Company”) is providing a default status report in accordance with the alternative information guidelines set out in National Policy 12-203 – Management Cease Trade Orders (“NP 12-203”) and disclosing receipt of a Nasdaq Listing delinquency letter.
On November 9, 2021, the Company announced that it applied for a management cease trade order (“MCTO”) with the applicable securities regulatory authorities in Canada on the basis that the Company would be unable to file its Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Form 10-Q”) with the U.S. Securities and Exchange Commission (the “SEC”), together with its corresponding quarterly filings in Canada (collectively, the “Required Filings”), by the applicable filing deadlines (the “Original Announcement”). The MCTO was issued on November 16, 2021 and restricts all trading in securities of the Company, whether direct or indirect, by the Chief Executive Officer and Chief Financial Officer of the Company until two full business days following the filing of the Required Filings and the MCTO has been revoked. The MCTO does not affect the ability of other shareholders of the Company to trade their securities.
The Company confirms that since the date of the Original Announcement: (i) there has been no material change to the information set out in the Original Announcement that has not been generally disclosed; (ii) there has been no failure by the Company in fulfilling its stated intentions with respect to satisfying the provisions of the alternative information guidelines set out in NP 12-203; (iii) there has not been any other specified default by the Company under NP 12-203; and (iv) there is no other material information concerning the affairs of the Company that has not been generally disclosed.
The Company’s management continues to work diligently to complete the Required Filings. The Company confirms it will continue to satisfy the provisions of the alternative information guidelines set out in NP 12-203 so long as it remains in default of the requirement to file the Required Filings.
The Company has received a written notice from the Listing Qualifications Department of Nasdaq, dated November 16, 2021 (the “Notice”), notifying the Company that it is not in compliance with the requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1) because it did not timely file the Form 10-Q. The Notice has no current impact on the listing or trading of the Company’s common stock on the Nasdaq Stock Market.
About Cronos Group Inc.
Cronos Group is an innovative global cannabinoid company with international production and distribution across five continents. Cronos Group is committed to building disruptive intellectual property by advancing cannabis research, technology and product development. With a passion to responsibly elevate the consumer experience, Cronos Group is building an iconic brand portfolio. Cronos Group’s portfolio includes PEACE NATURALS™, a global wellness platform, two adult-use brands, COVE™ and Spinach™, and three U.S. hemp-derived CBD brands, Lord Jones™, Happy Dance™ and PEACE+™. For more information about Cronos Group and its brands, please visit: thecronosgroup.com.
Forward-Looking Statements
This news release contains “forward-looking information” and “forward-looking statements” within the meaning of applicable Canadian and U.S. securities laws (collectively, “Forward-looking Statements”). All information contained herein that is not clearly historical in nature may constitute Forward-looking

Statements. Some of the Forward-looking Statements contained in this press release include the duration of the MCTO and the Company’s ability to complete the Required Filings and continue to satisfy the information guidelines set out in NP 12-203. Forward-looking Statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive risks, uncertainties and contingencies that may cause the actual filing time of the Required Filings to be materially different from the estimated future filing time or prevent us from complying with the requirements of NP 12-203 and the Forward-looking Statements are not guarantees of future performance. A discussion of some of the material risks applicable to the Company can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2021 and the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, each of which have been filed on SEDAR and EDGAR and can be accessed at www.sedar.com and www.sec.gov/edgar, respectively. Any Forward-looking Statement included in this press release is made as of the date of this press release and, except as required by law, Cronos Group disclaims any obligation to update or revise any Forward-looking Statement. Readers are cautioned not to put undue reliance on any Forward-looking Statement.
Cronos Group Contact
Shayne Laidlaw
Investor Relations
Tel: (416) 504-0004
Investor.relations@thecronosgroup.com